Exhibit 99.1

FireEye Reports First Quarter 2015 Financial Results

First Quarter Results Exceed Guidance Ranges, 2015 Outlook Raised as Momentum Continues

MILPITAS, Calif. – April 30, 2015 – FireEye, Inc. (NASDAQ: FEYE), the leader at stopping today’s advanced cyber attacks, today announced financial results for the first quarter of 2015.

“FireEye had a very strong start to the year, as the momentum we experienced at the end of 2014 continued into Q1,” said David DeWalt, CEO and Chairman of the Board of FireEye. “The results FireEye reported for the first quarter exceeded expectations on all financial metrics, leading us to raise our outlook for the remainder of 2015. Our Q1 accomplishments – the expansion of our customer base, the creation of new strategic partnerships, growing marketplace recognition and more – can be traced to the power of the FireEye platform. Looking forward, we believe our advanced threat management platform – complemented by FireEye intelligence and expertise – has created a foundation for future growth and profitability.”

First Quarter 2015 Revenue and Billings

•	Revenue: First quarter revenue was $125.4 million, an increase of 69 percent from the first quarter of 2014 and above the previously issued guidance range of $118 to $122 million. Total revenue included product revenue of $40.2 million, product subscription revenue of $43.4 million, support and maintenance revenue of $19.1 million and professional services revenue of $22.7 million.

•	Billings[1]: First quarter billings were $151.6 million, an increase of 53 percent from the first quarter of 2014 and above the previously issued guidance range of $130 to $140 million. Total billings included product billings of $38.2 million, product subscription billings of $63.7 million, support and maintenance billings of $22.8 million, and professional services billings of $26.8 million. The average contract length for new subscription and support billings was approximately 32 months, consistent with the first quarter of 2014.

•	Deferred revenue: Deferred revenue totaled $378.8 million at the end of the first quarter, an increase of $166.0 million, or 78 percent, from the end of the first quarter of 2014. Current deferred revenue was $217.2 million, an increase of $95.8 million from the end of the first quarter of 2014 and included $9.7 million in deferred product revenue and $207.5 million in deferred subscription, support and services revenue. Non-current deferred revenue was $161.6 million, an increase of $70.3 million from the end of the first quarter of 2014. Non-current deferred revenue included $3.9 million of deferred product revenue and $157.6 million of deferred subscription, support and services revenue.

“Demand was strong across all product segments, indicating that customers are turning to us for a range of solutions,” said DeWalt. “FireEye is continuing to reach customers on a global scale, with growth balanced across all geographic regions. The company added more than 220 new customers in the first quarter and closed 28 transactions over one million dollars, a record for first quarter, and two times the number of seven-figure deals in the first quarter of 2014.”

First Quarter 2015 Operating Performance

“We continued to make significant progress on the company’s path to profitability,” said Michael Sheridan, chief financial officer of FireEye. “Revenue growth of 69% exceeded a 32% growth in our non-GAAP operating expenses. This, along with an improvement in gross margins from 68% to 71%, resulted in improved operating cash flows and non-GAAP operating leverage compared to a year ago.”

•	Cash flow from operations: First quarter cash flow from operations was negative $3.2 million, compared to negative $22.6 million in the first quarter of 2014. Purchases of property and equipment and demonstration units totaled $12.7 million in the first quarter of 2015, compared to $14.2 million in the first quarter of 2014.

•	Non-GAAP net loss[1]: First quarter non-GAAP net loss was $72.3 million, or 58 percent of revenue, compared to a non-GAAP net loss of $71.4 million, or 97 percent of revenue in the first quarter of 2014. Non-GAAP loss per share was $0.48, based on approximately 152 million weighted average shares outstanding, compared to $0.53, based on approximately 134 million weighted average shares, in the first quarter of 2014. Non-GAAP net loss and net loss per share in the first quarters of 2014 and 2015 excluded stock-based compensation expense and amortization of intangible assets. Additionally, non-GAAP net loss for the first quarter of 2014 excluded $1.0 million of acquisition related expenses and $7.2 million in discrete tax benefits.

•	GAAP net loss: First quarter GAAP net loss was $134.0 million, or $0.88 per share, based on approximately 152 million weighted average shares outstanding. This compares to a GAAP net loss of $101.2 million, or $0.76 per share, based on approximately 134 million weighted average shares outstanding, in the first quarter of 2014. First quarter 2014 GAAP net loss included a discrete tax benefit of $7.2 million related to the acquisition of Mandiant.

[1]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Second Quarter and Updated 2015 Outlook

FireEye provides guidance based on current market conditions and expectations.

For the second quarter of 2015, FireEye expects total revenue in the range of $140 to $144 million. Additionally, for the second quarter, on a non-GAAP basis, the company expects:

-	Total billings in the range of $165 to $170 million.

-	Gross margin in the range of 70 to 73 percent of total revenue.

-	Research and development expenses in the range of 36 to 40 percent of total revenue.

-	Sales and marketing expenses in the range of 66 to 70 percent of total revenue.

-	General and administrative expenses in the range of 15 to 18 percent of total revenue.

-	Loss per share of $0.47 to $0.50, based on estimated weighted average shares outstanding of approximately 154 million.

For 2015, the company currently expects total revenue in the range of $615 to $635 million. Additionally, for 2015, on a non-GAAP basis, the company expects:

-	Total billings in the range of $825 to $835 million.

-	Gross margin in the range of 71 to 75 percent of total revenue.

-	Research and development expenses in the range of 35 to 38 percent of total revenue.

-	Sales and marketing expenses in the range of 64 to 68 percent of total revenue.

-	General and administrative expenses in the range of 14 to 17 percent of total revenue.

-	Loss per share of $1.75 to $1.85, based on estimated weighted average shares outstanding of approximately 155 million.

-	Negative cash flow from operations in the range of $65 to $80 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Recent Business Highlights

Since its initial public offering in the third quarter of 2013, FireEye has executed on a strategy to expand its advanced security platform and increase the installed base of customers. Business highlights since the release of fourth quarter 2014 financial results on February 11, 2015, included the release of enhanced products, expansion of the company’s ecosystem of partners, and multiple industry awards.

New Partnerships

During this period, FireEye:

•	Announced a global alliance with HP to deliver incident response and advanced threat services to HP customers worldwide.

•	Announced a partnership with Check Point Software Technologies to share threat intelligence between the FireEye NX Network Threat Prevention Platform and Check Point’s firewalls.

•	Established the Fuel Cybersecurity Intelligence Coalition to share threat intelligence and integrate security workflows across IT technologies and vendors.

•	Launched the first joint Advanced Security Operations Center with Singapore Telecommunications Limited (Singtel) in Singapore.

Certification and Awards

During this period, FireEye was honored with:

•	Certification under the SAFETY Act by Department of Homeland Security for the FireEye MVX™ threat detection engine and DTI™ Cloud Platform.

•	The award of Best Security Company and the Reader Trust award for Best APT Protection at SC Magazine’s annual award ceremony at the RSA conference.

•	Top ranking overall in Cybersecurity Venture’s annual Cybersecurity 500 list of companies to watch.

•	Best of 2014 recognition in the “Advanced Threat Detection” and “Threat Intelligence” categories in the SANS Institute’s annual Best of Awards program.

Innovation and Leadership

During this period, FireEye:

•	Announced new mobile security integration for Samsung KNOX-enabled devices.

•	Published threat intelligence, attack campaign analyses and insights on cyber security trends, including:

•	Discovery of multiple mobile threats and vulnerabilities, including a flaw in the Android mobile operating system that allows easy access to biometric data, such as fingerprints.

•	Operation Russian Doll, in which attackers are using a pair of zero day exploits to target an international government entity.

•	A long-running campaign by threat group APT30, detailed in the report “APT30 and the Mechanics of a Long-Running Cyber Espionage Operation.”

•	A new Word document exploit kit advertised in underground forums as an “APT tool” to be used in targeted attacks. The tool is accompanied by a statistics package so attackers can track the effectiveness of their campaigns.

•	A “malvertising” operation in which advertiser real-time bidding requests resulted in the download of malicious files.

•	Publication of multiple security reports, including a Mobile Threat Report, the 2015 M-Trends report, and a joint Singtel-FireEye Southeast Asia Cyber Threat Report.

Conference Call Information

FireEye will host a conference call today, April 30, 2015, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its first quarter and updated outlook for 2015. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company’s website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to future total revenue, billings, non-GAAP gross margins, non-GAAP research and development expenses as a percent of total revenue, non-GAAP sales and marketing expenses as a percent of total revenue, non-GAAP general and administrative expenses as a percent of total revenue, non-GAAP loss per share, weighted average shares outstanding, and cash flow from operations in the section entitled “Second Quarter and Updated 2015 Outlook” above, as well as statements related to the continued momentum in FireEye’s business and its advanced threat management platform, the market for FireEye’s products and services, FireEye’s competitive position, and the company’s belief in its ability to expand its leadership and market share gains.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; FireEye’s limited operating history, particularly as a public company; real or perceived defects, errors or vulnerabilities in FireEye’s products or services; FireEye’s ability to react to trends and challenges in its business and the markets in which it operates; FireEye’s ability to anticipate market needs or develop new or enhanced products and services to meet those needs; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to attract new and retain existing customers and expand and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-K filed with the Securities and Exchange Commission on March 2, 2015, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, feature, or related specification that may be referenced in this release is for information purposes only and is not a commitment to deliver any technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures

In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross margin, operating margin, net loss and net loss per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of intangible assets, and, as applicable, other special items, divided by total revenue. FireEye defines non-GAAP operating margin as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, restructuring charges and other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, restructuring charges or discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes stock options, restricted stock units and performance stock units that are anti-dilutive.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company’s “core business operating results,” over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Stock-based compensation is an important part of FireEye employees’ overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 3,400 customers across 67 countries, including over 250 of the Fortune 500.

© 2015 FireEye, Inc. All rights reserved. FireEye, MVX and DTI are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:

Vitor De Souza

FireEye, Inc.

415-699-9838

vitor.desouza@fireeye.com

Investor contact:

Kate Patterson

FireEye, Inc.

408-321-4957

kate.patterson@fireeye.com

Source: FireEye

FireEye, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$136,776	$146,363
Short-term investments	260,838	255,845
Accounts receivable, net	160,095	193,182
Inventories	10,505	7,952
Deferred tax assets, current portion	21,968	25,126
Prepaid expenses and other current assets	27,457	28,669

Total current assets	617,639	657,137
Property and equipment, net	81,030	82,298
Goodwill	750,288	750,288
Intangible assets, net	249,858	261,625
Deposits and other long-term assets	7,186	7,533

Total assets	$1,706,001	$1,758,881

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,505	$34,057
Accrued and other current liabilities	26,060	24,596
Accrued compensation	61,876	64,551
Deferred revenue, current portion	217,211	203,877

Total current liabilities	333,652	327,081
Deferred revenue, non-current portion	161,553	148,666
Deferred tax liabilities, non-current portion	21,780	24,903
Other long-term liabilities	9,400	7,403

Total liabilities	526,385	508,053
Stockholders’ equity:
Common stock	16	15
Additional paid-in capital	1,980,894	1,918,546
Accumulated other comprehensive loss	(38)	(441)
Accumulated deficit	(801,256)	(667,292)

Total stockholders’ equity	1,179,616	1,250,828

Total liabilities and stockholders’ equity	$1,706,001	$1,758,881

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Revenue:
Product	$40,237	$24,252
Subscription and services	85,133	49,728

Total revenue	125,370	73,980
Cost of revenue: (1)(2)
Product	15,200	10,326
Subscription and services	36,851	24,967

Total cost of revenue	52,051	35,293
Total gross profit	73,319	38,687
Operating expenses:(1)(2)
Research and development	65,605	41,970
Sales and marketing	107,595	76,854
General and administrative (3)	32,607	27,100

Total operating expenses	205,807	145,924
Operating loss	(132,488)	(107,237)
Other expense, net	(499)	(16)

Loss before income taxes	(132,987)	(107,253)
Provision for (benefit from) income taxes (4)	977	(6,042)

Net loss attributable to common stockholders	$(133,964)	$(101,211)

Net loss per share attributable to common stockholders, basic and diluted	$(0.88)	$(0.76)

Weighted average shares used in per share calculations, basic and diluted	151,651	133,976

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(133,964)	$(101,211)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,581	20,706
Stock-based compensation expense	49,875	25,194
Deferred income taxes	82	(7,518)
Other	509	89
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	32,736	15,221
Inventories	(2,554)	1,405
Prepaid expenses and other assets	127	(2,509)
Accounts payable	(4,219)	(12,396)
Accrued liabilities	2,068	6,016
Accrued compensation	(2,675)	5,703
Deferred revenue	26,221	25,207
Other long-term liabilities	1,997	1,505

Net cash used in operating activities	(3,216)	(22,588)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment and demonstration units	(12,669)	(14,187)
Purchase of short-term investments	(39,857)	(143,522)
Maturities of short-term investments	34,655	—
Lease deposits	(370)	(360)

Net cash used in investing activities	(18,241)	(158,069)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from follow-on public offering	—	445,934
Proceeds from exercise of equity awards	11,870	2,075

Net cash provided by financing activities	11,870	448,009

Net change in cash and cash equivalents	(9,587)	267,352
Cash and cash equivalents, beginning of year	146,363	173,918

Cash and cash equivalents, end of year	$136,776	$441,270

FireEye, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
GAAP operating loss	$(132,488)	$(107,237)
Stock-based compensation expense (1)	49,875	25,194
Amortization of intangible assets (2)	11,766	10,798
Acquisition related expenses (3)	—	1,047

Non-GAAP operating loss	$(70,847)	$(70,198)
GAAP net loss	$(133,964)	$(101,211)
Stock-based compensation expense (1)	49,875	25,194
Amortization of intangible assets (2)	11,766	10,798
Acquisition related expenses (3)	—	1,047
Non-recurring benefit from income taxes (4)	—	(7,242)

Non-GAAP net loss	$(72,323)	$(71,414)
GAAP net loss per common share, basic and diluted	$(0.88)	$(0.76)
Stock-based compensation expense (1)	0.33	0.19
Amortization of intangible assets (2)	0.08	0.08
Acquisition related expenses (3)	—	0.01
Non-recurring benefit from income taxes (4)	—	(0.05)

Non-GAAP net loss per common share, basic and diluted	$(0.48)	$(0.53)
Weighted average shares used in per share calculations for GAAP and Non-GAAP, basic and diluted	151,651	133,976

(1) includes stock-based compensation expense as follows:
Cost of product revenue	$268	$145
Cost of subscription and services revenue	6,378	3,420
Research and development	16,035	4,603
Sales and marketing	16,454	8,688
General and administrative	10,740	8,338

Total stock-based compensation expense	$49,875	$25,194

(2) includes amortization of intangible assets as follows:
Cost of product revenue	$3,064	$2,431
Cost of subscription and services revenue	5,475	5,390
Sales and marketing	3,227	2,977

Total amortization of intangible assets	$11,766	$10,798

(3) includes acquisition related expenses as follows:
General and administrative	$—	$1,047

(4) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$—	$(7,242)

FireEye, Inc.

RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014
GAAP revenue	$125,370	$73,980
Add change in deferred revenue	26,221	25,208

Non-GAAP billings	$151,591	$99,188

FireEye, Inc.

BILLINGS BREAKOUT

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014
Product billings	$38,234	$26,076
Product subscription billings	63,736	39,435

Product billings and product subscription billings	101,970	65,511
Support and maintenance billings	22,842	15,695
Professional services billings	26,779	17,982

Non-GAAP billings	$151,591	$99,188

FireEye, Inc.

REVENUE BREAKOUT

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014
Product revenue	$40,237	$24,252
Product subscription revenue	43,376	22,819

Product revenue and product subscription revenue	83,613	47,071
Support and maintenance revenue	19,084	10,751
Professional services revenue	22,673	16,158

Total revenue	$125,370	$73,980